EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of FPL Group, Inc., FPL Group Capital Inc, FPL Group Capital Trust I and FPL Group Capital Trust II on Form S-3 of our report dated February 13, 2003, appearing in the Annual Report on Form 10-K of FPL Group, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Miami, Florida

April 2, 2003